Exhibit 99.1

Oaktree Specialty Lending Corporation Issues Stockholder Letter

March 27, 2020 – Oaktree Specialty Lending Corporation (NASDAQ: OCSL) (“Oaktree Specialty Lending,” “OCSL” or “we”), a specialty finance company, today issued a letter to its stockholders providing a business update amid the COVID-19 pandemic.

Dear Stockholder,

We hope this letter finds you safe and in good health. We understand that these are challenging and unprecedented times, and we wish to extend our sincere thoughts to those impacted by the COVID-19 virus. We want to assure you that Oaktree Capital Management, L.P. (“Oaktree”), OCSL’s investment adviser, has taken several measures to keep its employees safe and business functions operational. Oaktree has implemented its business continuity plans and has successfully transitioned into a virtual company with nearly all its employees working remotely around the world. As a result, Oaktree believes it remains well-positioned to safely and effectively manage OCSL and its other managed funds and accounts.

Investment Portfolio Positioning

Since Oaktree became investment adviser to OCSL in late 2017, its focus has been to defensively position the portfolio by maintaining diversity across issuers and borrowers, focusing on senior secured opportunities and lending to larger, more diversified businesses. To that end, as of December 31, 2019, our $1.5 billion portfolio was comprised of investments in 106 portfolio companies, and our average debt portfolio investment size was $15 million. Approximately 80% of our portfolio was invested in senior secured loans, of which 57% were in a first lien position. First liens have increased to this level from 50% since Oaktree assumed management of OCSL in October 2017. Additionally, the median portfolio company EBITDA has grown steadily over this period, increasing threefold to $156 million as of December 31, 2019, underscoring our focus on larger businesses that Oaktree believes will be more resilient in a market downturn.

Regarding industry exposures, we have been lending to businesses that, in our opinion, operate in more defensive, less cyclical or structurally growing industries. As of December 31, 2019, our largest industry concentrations were in areas such as software, information technology services, healthcare providers and services and biotechnology, and we believe our exposure to energy, travel, leisure and entertainment is limited.

While the market continues to evolve and it is difficult to determine the impact that COVID-19 will have, we and Oaktree are committed to proactively managing risks and situations that may arise in our portfolio.

Balance Sheet and Liquidity

We entered this environment in a strong financial position with relatively low leverage and sufficient liquidity. As of December 31, 2019, leverage was 0.58x debt-to-equity, below our target range of 0.70x to 0.85x, and we had $322 million of available liquidity, which was further boosted by our $300 million institutional senior unsecured note offering in February. We used proceeds from this transaction to redeem $161 million of senior notes and paid down borrowings on our revolving credit facility. As of March 25, 2020, we had $407 million of available liquidity to support our funding needs, including $112 million of unrestricted cash1 and $295 million of borrowing capacity available under the revolving credit facility2. Importantly, our credit facility is comprised of a diverse group of 15 banks that have been supportive of our actions to date. As of March 25, 2020, we had $71 million of unfunded commitments, with approximately $32 million that can be drawn today as the remaining amount is subject to certain milestones that must be met by our portfolio companies3. Notably, we have no near-term debt maturities – our next debt maturity is in February 2024. The following information provides a summary of our capitalization and funding profile as of December 31, 2019 and March 25, 2020:

As of December 31, 2019:

($ in millions)	Committed	Outstanding	Interest Rate	Maturity
Cash and Cash Equivalents	$ -	$ (22)	-	-
Credit Facility	700	$378	LIBOR+2.00%[4]	02/25/24
2024 Notes	75	75	5.875%	10/30/24
2028 Notes	86	86	6.125%	04/30/28
Net Debt	$ 861	$ 518

As of March 25, 2020:

($ in millions)	Committed	Outstanding	Interest Rate	Maturity
Unrestricted Cash	$ -	$ (112)	-	-
Credit Facility	$700	$405	LIBOR+2.00%[4]	02/25/24
2025 Notes	300	300	3.500%	02/25/25
Net Debt	$ 1,000	$ 593

Oaktree believes market dislocations present interesting opportunities for us to invest. Given our current leverage position and available liquidity, Oaktree believes we are well-positioned to manage the potential needs of our existing portfolio companies and to deploy capital in this environment. Importantly, due to our exemptive relief order with the SEC, we can invest alongside other Oaktree funds, which we believe provides OCSL a competitive advantage.

Oaktree’s Experience in Managing Through Distressed Credit Markets

OCSL benefits from the significant resources provided to us by Oaktree, a leading global alternative investment management firm with expertise in below investment grade credit. As of December 31, 2019, Oaktree had $125 billion in assets under management, $60 billion of which is in credit strategies, and Oaktree’s more than 250 credit investment professionals have expertise in origination, structuring and underwriting investments through economic cycles. In this current market environment, Oaktree is finding interesting investment opportunities in senior loans and high yield bonds, and it believes that the volatility could extend to the direct lending and private credit markets, creating opportunities to originate attractively priced and structured loans to borrowers in the coming months.

We understand and appreciate that these are difficult times for all, and we wanted you to know that we and Oaktree remain unequivocally focused and committed to proactively managing OCSL’s investment portfolio on behalf of all of our constituents. We believe we are well-positioned today and look forward to speaking with you about OCSL as this situation evolves.

Sincerely,

Armen Panossian Chief Executive Officer and Chief Investment Officer	Matt Pendo President and Chief Operating Officer

___________________________

[1]	Excludes approximately $35 million of unsettled trades.
[2]

Actual liquidity as of March 31, 2020 may differ materially. OCSL’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the liquidity and unfunded commitments data presented herein.

[3]	Excludes unfunded commitments to Senior Loan Fund JV I. Actual unfunded commitments as of March 31, 2020 may differ materially.
[4]	Interest rate spread can increase up to 2.25% depending on the senior coverage ratio.

About Oaktree Specialty Lending Corporation

Oaktree Specialty Lending Corporation (NASDAQ:OCSL) is a specialty finance company dedicated to providing customized one-stop credit solutions to companies with limited access to public or syndicated capital markets. OCSL seeks to generate current income and capital appreciation by providing companies with flexible and innovative financing solutions including first and second lien loans, unsecured and mezzanine loans, and preferred equity. OCSL is regulated as a business development company under the Investment Company Act of 1940, as amended, and is managed by Oaktree Capital Management, L.P. For additional information, please visit Oaktree Specialty Lending's website at www.oaktreespecialtylending.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events or OCSL’s future performance or financial condition. The forward-looking statements may include statements as to: OCSL’s future operating results and distribution projections; OCSL’s business prospects and the prospects of its portfolio companies; and the impact of the investments that OCSL expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in OCSL’s annual report on Form 10-K and its quarterly reports on Form 10-Q. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in OCSL’s operations or the economy generally due to terrorism, natural disasters or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in OCSL’s operating areas, particularly with respect to business development companies or regulated investment companies; general considerations associated with the COVID-19 pandemic; and other considerations that may be disclosed from time to time in OCSL’s publicly disseminated documents and filings.

OCSL has based the forward-looking statements included in this press release on information available on the date of this press release and assumes no obligation to update any such forward-looking statements. Although OCSL undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that OCSL may make directly to you or through reports that it in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Oaktree Specialty Lending Corporation

Michael Mosticchio

(212) 284-1900

ocsl-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com